Modivcare Announces Credit Agreement Amendment and Cash Collections Update
Denver, CO – October 1, 2024 – ModivCare Inc. (“Modivcare” or the “Company”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today announced that it has amended its Credit Agreement, dated February 3, 2022 (as amended to date, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, along with other key lenders.
Key Amendment Highlights:
•Total Net Leverage Ratio Covenant: Increased for the quarter ended September 30, 2024, to 6.50x from 5.25x.
•Minimum Interest Coverage Ratio Covenant: Reduced for the quarter ended September 30, 2024, to 2.00x from 2.75x.
This amendment ensures in advance that the Company will maintain its compliance with all of its covenants under the Credit Agreement for the Company’s last completed fiscal quarter. In consideration, the Company has agreed to increase its interest rate margin by 25 basis points until it delivers the required financial statements and compliance certificate for the fiscal year ending December 31, 2024.
In addition to today's amendment, the Company will continue discussions with its bank group on a collaborative long-term relief amendment, anticipated to be finalized in the near term, intended to support ongoing compliance with its financial covenants.
The Company is pleased to announce that it has successfully collected all of the approximately $60 million in contract receivables that were previously reported as delayed (per Form 8-K filed on September 16, 2024). These amounts are in addition to normal course cash collections.
Cautionary Note Regarding Forward-Looking Statements
Statements contained in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “estimates”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. The Company’s expectation about reaching a mutually agreeable long-term amendment to the Credit Agreement is a forward-looking statement. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K, and in its subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Modivcare
Modivcare (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care services (PCS) and
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remote patient monitoring (RPM). The Company also holds a minority equity investment in CCHN Group Holdings, Inc. (dba Matrix Medical Network), a leading and independent national provider of in-home comprehensive health assessments. To learn more about Modivcare, please visit www.modivcare.com.
Media
Media.Inquiry@modivcare.com
Investors
Kevin Ellich
Vice President, Head of Investor Relations
Kevin.ellich@modivcare.com
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